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                                                                  Exhibit 8(c)

                           Form of Amended Schedule A
                           to the Custodian Agreement
                     between American Performance Funds and
                             Bank of Oklahoma, N.A.
                                September 5, 1990

Name of Fund
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American Performance Cash Management Fund

American Performance U.S. Treasury Fund

American Performance Bond Fund

American Performance Intermediate Bond Fund

American Performance Intermediate Tax-Free Bond Fund

American Performance Equity Fund

American Performance Aggressive Growth Fund

American Performance Short-Term Income Fund

American Performance Balanced Fund

American Performance Growth Equity Fund

American Performance Small Cap Equity Fund

                                              American Performance Funds

                                              By:
                                                 ---------------------------

                                              Date:                   , 1999
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                                              Bank of Oklahoma, N.A.

                                              By:
                                                 ---------------------------

                                              Date:                   , 1999
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